Exhibit 23.2

Independent Auditor’s Consent

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-188869 on Form S-4 (the “Registration Statement”) of our report dated April 4, 2013 related to the consolidated financial statements of H. Paulin & Co., Limited as of December 31, 2012 and 2011 appearing in the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Mississauga, Canada

July 1, 2013